Exhibit 1.1
10,203,708 Shares
CINEMARK HOLDINGS, INC.
Common Stock
UNDERWRITING AGREEMENT
November 8, 2011
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     A certain stockholder of Cinemark Holdings, Inc., a Delaware corporation (the “Company”), named in Schedule 1 attached hereto (the “Selling Stockholder”) proposes to sell to Barclays Capital Inc. and Morgan Stanley & Co. LLC (collectively, the “Underwriters”) an aggregate of 10,203,708 shares (the “Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by the Underwriters.
     SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
     (a) A shelf registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Company to you. As used in this agreement (this “Agreement”):
     (i) “Applicable Time” means 4:05 p.m. (New York City time) on the date of this Agreement;
     (ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;
     (iii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

     (iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;
     (v) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time (which Issuer Free Writing Prospectuses are identified on Schedule 3 attached hereto), other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations and (B) the final pricing and the distribution terms of the offering of the Stock;
     (vii) “Prospectus” means the final prospectus (including the prospectus supplement) relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (viii) “Registration Statement” means such registration statement (No. 333-159012) (including any amendments thereto, the Base Prospectus, the exhibits and schedules thereto, the documents incorporated by reference therein and the Rule 430B information), as amended as of the Effective Date, including the Prospectus and all exhibits to such registration statement;
     (ix) “Rule 430B Information” means the information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B of the Rules and Regulations; and
     (x) “Selling Stockholder Information” means information relating to the Selling Stockholder furnished to the Company in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information (as defined in Section 6(b)) or any Non-Prospectus Road Show (as defined in Section 10(a)), it being understood and agreed that the only Selling Stockholder Information furnished to the Company by the Selling Stockholder for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show consists of the name of the Selling Stockholder, the number of shares of Common Stock to be offered by the Selling Stockholder and the address and other information with respect to the Selling Stockholder (excluding any percentages), in each case that appears under the caption “Selling Stockholder” in the most recent Preliminary Prospectus and the Prospectus.

     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act (“Form S-3”) as of the date of the Prospectus. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.
     (b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the Delivery Date (as defined in Section 5) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.
     (c) The Registration Statement conformed on the Effective Date, and on the date hereof conforms, in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information is specified in Section 10(f), and (ii) Selling Stockholder Information.
     (e) The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information is specified in Section 10(f), and (ii) Selling Stockholder Information.

     (f) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus at the Applicable Time and the Closing Date did not and will not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission and when read together with the other information in the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information is specified in Section 10(f), and (ii) Selling Stockholder Information.
     (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information is specified in Section 10(f), and (ii) Selling Stockholder Information.
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus, other than as listed on Schedule 3 hereto, without the prior written consent of the Underwriters. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
     (j) The Company and each of its subsidiaries (as defined in Section 19) have been duly organized and are validly existing as corporations or other business organizations, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, are duly qualified to do business and are in good standing as foreign corporations or other business organizations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). None of the subsidiaries of the Company (other than Cinemark USA, Inc., CNMK Texas Properties, LLC, Century Theatres, Inc. and Cinemark Brasil, S.A.

(collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 of the Rules and Regulations).
     (k) The Company has an authorized capitalization as of September 30, 2011 as set forth in the “Capitalization” section of each of the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly authorized, validly issued and are fully paid and non-assessable and, except as described in each of the Pricing Disclosure Package and the Prospectus and for directors’ qualifying shares for foreign subsidiaries, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than the liens and encumbrances imposed thereon pursuant to the Credit Agreement, dated as of October 5, 2006, among the Company, Cinemark, Inc., CNMK Holdings, Inc., Cinemark USA, Inc. and the banks, financial institutions and other parties signatory thereto, as amended by the First Amendment thereto, dated as of March 14, 2007, as amended by the Second Amendment thereto, dated as of January 29, 2010, and as amended by the Third Amendment thereto, dated as of March 2, 2010 (which are described in each of the Pricing Disclosure Package and the Prospectus) and any liens, encumbrances, equities or claims as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (m) The execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or the charter or bylaws or any joint venture, partnership, limited liability company, shareholders’ or other agreement or organizational document of any of the Company’s subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or impair the ability of the Company to perform its obligations under this Agreement; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act by the Financial Industry Regulatory Authority (“FINRA”) and under applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body (whether domestic or foreign) is required for the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby.
     (n) Except for the Registration Rights Agreement (as defined in Section 8) or as otherwise described in each of the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (o) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements incorporated by reference into the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth or contemplated in each of the Pricing Disclosure Package and the Prospectus except where such losses or interferences would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, since such date, there has not been any change in the capital stock (other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, in each case as such plans, options rights or warrants are described in each of the Pricing Disclosure Package and the Prospectus) or increase in the long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in each of the Pricing Disclosure Package and the Prospectus.
     (p) Since the date as of which information is given in the Pricing Disclosure Package, and except as otherwise disclosed in the Pricing Disclosure Package, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock.
     (q) The historical financial statements (including the related notes and supporting schedules) incorporated by reference into the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.
     (r) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose reports with respect to the audited consolidated financial statements are incorporated by reference in each of the Pricing Disclosure Package and the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.
     (s) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in each of the Pricing Disclosure Package and the Prospectus or such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except such as are described in each of the Pricing Disclosure Package and the Prospectus or such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (t) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks which the Company believes are adequate for the conduct of their respective businesses and the value of their respective properties.
     (u) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others that, if determined adversely to the Company or any of its subsidiaries would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.
     (v) Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings (whether domestic or foreign) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (w) There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that are not described or filed as required.
     (x) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in each of the Pricing Disclosure Package and the Prospectus which is not so described.
     (y) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (z) The Company and members of its controlled group within the meaning of Sections 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) are in compliance in all respects with all presently applicable provisions of the

Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred and is continuing with respect to any “pension plan” (as defined in ERISA) for which the Company and such members would have any liability; except for matters that would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; the Company and such members have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any pension plan or (ii) Sections 412 or 4971 of the Code, and each pension plan for which the Company and such members would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (aa) The Company and each of its subsidiaries have filed (or obtained extensions to file) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company in accordance with generally accepted accounting principles in the United States. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries would have) or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (bb) Neither the Company nor any of its subsidiaries (i) is in violation of (A), in the case of the Company, its charter or bylaws or (B) in the case of any of the Company’s subsidiaries, its charter or bylaws or any of its joint venture, partnership, limited liability company, shareholders’ or other agreement or organizational document as the case may be, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree (whether domestic or foreign) to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit (whether domestic or foreign) necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), such defaults, events, violations or failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (cc) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act that comply with the requirements of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (dd) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has carried out evaluations of the effectiveness of the disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ff) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (ii) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
     (jj) The Company is not and, as of the Delivery Date after giving effect to the sale of the Stock as described in each of the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (kk) The industry, statistical and market-related data included or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.
     (ll) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with this transaction.
     (mm) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(i) or 6(a)(vi).
     (nn) The Stock has been approved for listing on the New York Stock Exchange.
     (oo) Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     SECTION 2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:
     (a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than the Underwriters) has distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(i) or 6(a)(vi).
     (b) The Selling Stockholder has, and immediately prior to the Delivery Date the Selling Stockholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Stockholder hereunder on the Delivery Date, free and clear of all liens, encumbrances, equities or claims. Upon payment for the Stock to be sold by the Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock), (i) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (ii) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (C) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.
     (c) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.
     (d) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder to the extent applicable.
     (e) The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject which conflict, breach, violation or default would impair the ability of the Selling Stockholder to perform its obligations under this Agreement, (ii) result in any violation of the provisions of any partnership or limited liability company agreement, certificate of incorporation, bylaws, operating agreement, deed of trust or other similar agreement or organizational document of the Selling Stockholder to the extent applicable, or (iii) result in any material violation of any statute or any order, rule or regulation of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder which violation would impair the ability of the Selling Stockholder to perform its obligations under this Agreement; and, except for the registration of the Stock under the Securities Act, approval by FINRA and under such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no material consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.
     (f) The Registration Statement did not as of the Effective Date, the Prospectus will not as of its date and on the Delivery Date, the Pricing Disclosure Package did not as of the Applicable Time, and each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package, did not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty shall apply only to the extent that any statements in or omissions from the Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, as applicable, are made in reliance upon and in conformity with the Selling Stockholder Information.
     (g) The Selling Stockholder is not prompted to sell shares of Common Stock by any material negative information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.
     Any certificate signed by any officer of the Selling Stockholder and delivered to counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.
     SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell the number of shares of the Stock set forth opposite its name in Schedule 1 hereto to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Stock set forth opposite its name in Schedule 2 hereto. Each Underwriter shall be obligated to purchase from the Selling Stockholder, that number of shares of the Stock set forth opposite the name of such Underwriter in Schedule 2 hereto represents of the total number of shares of the Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Stock shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.
     The price of the Stock purchased by the Underwriters shall be $20.00 per share.
     The Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.
     SECTION 4. Offering of Stock by the Underwriters. Upon release of the Stock, the Underwriters propose to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

     SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Underwriters and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Underwriters against payment by the several Underwriters of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholder shall deliver the Stock through the facilities of DTC unless the Underwriters shall otherwise instruct.
     SECTION 6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to make available to the Underwriters and the Selling Stockholder copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) to furnish promptly to the Underwriters and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) to deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request, and to the Selling Stockholder such number of the following documents as the Selling Stockholder shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus until completion of the offering of the Stock or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to file such document, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request, and to the Selling Stockholder as many copies as it may from time to time reasonably request, of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;
     (v) prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, until completion of the offering of the Stock any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, and to furnish copies thereof to the Selling Stockholder;
     (vi) not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus, other than as listed on Schedule 3, without the prior written consent of the Underwriters;
     (vii) to comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request, and to the Selling Stockholder as many copies as it may from time to time reasonably request, of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (viii) as soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriters and the Selling Stockholder an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
     (ix) promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and
     (x) to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Company and the other Underwriters (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from Permitted Issuer Information.
     SECTION 7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:
     (a) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use, prior to the completion of the Underwriters’ distribution of Stock, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), relating to the Stock.

     (b) The Selling Stockholder shall deliver to the Underwriters prior to the Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).
     SECTION 8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Stock and any stamp duties or transfer taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000); (f) the listing of the Stock on the New York Stock Exchange and any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement and under the Registration Agreement, dated as of August 7, 2006 (the “Registration Rights Agreement”), among the Company and certain stockholders of the Company; provided that, except as provided in this Section 8, in accordance with the Registration Rights Agreement, the Selling Stockholder shall pay the costs and expenses incurred by it related to its performance hereunder to the extent provided in the Registration Rights Agreement, the underwriting discounts and commissions and any transfer taxes related to its sale of Stock hereunder; provided further that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.
     Anything herein to the contrary notwithstanding, the provisions of this Section 8 shall not affect or modify, as amongst themselves, any agreement (including, without limitation, the Registration Rights Agreement) that the Company and the Selling Stockholder has made or may make for the allocation or sharing of such expenses and costs.
     SECTION 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of its respective obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus containing the Rule 430B Information shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit A.
     (e) Michael Cavalier shall have furnished to the Underwriters his written opinion, as General Counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit B.
     (f) Kirkland & Ellis LLP shall have furnished to the Underwriters its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit C.
     (g) The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (h) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter with respect to the Company, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountant, addressed to the Underwriters and dated the Delivery Date (i) confirming that the accountant is an independent public accountant within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.
     (j) The Company shall have furnished to the Underwriters a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
     (i) the representations and warranties of the Company in Section 1 are true and correct on and as of the Delivery Date and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and
     (iii) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (k) The Selling Stockholder shall have furnished to the Underwriters on the Delivery Date a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations and warranties of the Selling Stockholder contained herein are true and correct on and as of the Delivery Date and that the Selling Stockholder has complied with all of its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

     (l) Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), stockholders’ equity, results of operations, properties, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its subsidiaries’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities.
     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or NYSE Amex Equities or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities (for the avoidance of doubt, excluding the current hostilities in Iraq and Afghanistan), there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (o) The New York Stock Exchange shall have approved the Stock for listing.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.
     SECTION 10. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, and each affiliate of the Underwriters within the meaning of Rule 405 under the Securities Act, and the Selling Stockholder, its directors, officers and employees, and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, the Selling Stockholder, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and the Selling Stockholder and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, the Selling Stockholder, director, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); and provided, further, that the Company shall not be liable to the Selling Stockholder or to any director, officer, employee or controlling person of the Selling Stockholder to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or Non-Prospectus Road Show, in reliance upon and in conformity with Selling Stockholder Information. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to (i) any Underwriter or to any director, officer, employee, affiliate or controlling person of that Underwriter or (ii) the Selling Stockholder or to any director, officer, employee or controlling person of the Selling Stockholder.
     (b) The Selling Stockholder shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, its directors, officers, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, or any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(a) (a “Selling Stockholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or the Selling Stockholder Free Writing Prospectus any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable under this Section 10 in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or Non-Prospectus Road Show in reliance upon and in conformity with Selling Stockholder Information or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Selling Stockholder Free Writing Prospectus. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds from the offering of the shares of the Stock purchased under this Agreement received by the Selling Stockholder as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.
     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholder, its respective directors, officers and employees, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information specified in Section 10(f), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, employee or controlling person.
     (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, affiliates (if applicable) and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, affiliates (if applicable) and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, affiliates (if applicable) or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission; (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the total net proceeds from the offering of the shares of the Stock purchased under this Agreement received by the Selling Stockholder and (iii) the provisions herein shall, as between the Company and the Selling Stockholder, be subject to the indemnity and contribution provisions of the Registration Rights Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.
     (f) The Underwriters severally confirm and the Company and the Selling Stockholder acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary

Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     SECTION 11. Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the number of shares of the Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 2 hereto bears to the total number of shares of the Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 2 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on the Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on the Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the remaining non-defaulting Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the remaining non-defaulting Underwriters do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except that the Company and the Selling Stockholder will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 2 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase. Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholder for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriters or the Selling Stockholder may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Prospectus or in any other document or arrangement.
     SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) or 9(n), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
     SECTION 13. Reimbursement of Underwriters’ Expenses. If (a) the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Stockholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Selling Stockholder shall pay the full amount thereof to the Underwriters; provided, however, that notwithstanding the foregoing, if the Underwriters shall decline to purchase the Stock as a result of a material breach by the Company of any of the terms or provisions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.
     SECTION 14. Research Analyst Independence. The Company and the Selling Stockholder acknowledge and agree that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by the Underwriters’ investment banking divisions. The Company and the Selling Stockholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     SECTION 15. No Fiduciary Duty. The Company and the Selling Stockholder acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Stockholder and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholder. The Company and the Selling Stockholder hereby waive any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
     SECTION 16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, with a copy, in the case of any notice pursuant to Section 10(d), to the Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy, in the case of any notice pursuant to Section 10(d), to the Legal Department; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, attention of Kenneth Wallach;
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Cavalier (Fax: 972-665-1004), with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., Attention: Terry M. Schpok, P.C., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201; and
     (c) if to the Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder at the address set forth on Schedule 1 hereto.
     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters.
     SECTION 17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, (b) the indemnity agreements of the Company contained in Section 10(a) of this Agreement shall be deemed to be for the benefit of each affiliate of the Underwriters within the meaning of Rule 405 under the Securities Act, and the directors, officers and employees of the Selling Stockholder, and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act, and (c) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and of the directors, officers and employees, and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     SECTION 18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     SECTION 19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
     SECTION 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     SECTION 22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Remainder of this page intentionally left blank]

     If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, CINEMARK HOLDINGS, INC.
By:	/s/ Michael Cavalier
	Name:	Michael Cavalier
	Title:	Senior Vice President — General Counsel

[CNK Secondary Offering — Underwriting Agreement]

MADISON DEARBORN CAPITAL PARTNERS IV, L.P. By: Madison Dearborn Partners IV, L.P., its General Partner By: Madison Dearborn Partners, LLC, its General Partner
By:	/s/ Mark B. Tresnowski
	Name:	Mark B. Tresnowski
	Title:	Managing Director and General Counsel

[CNK Secondary Offering — Underwriting Agreement]

Accepted:

BARCLAYS CAPITAL INC.
By:	/s/ Victoria Hale
Authorized Representative

Accepted:

Morgan Stanley & Co. LLC
By:	/s/ John Tyree
	Name:	John Tyree
	Title:	Managing Director

SCHEDULE 1

Selling Stockholder	Number of Shares of Stock
Madison Dearborn Capital Partners IV, L.P.	10,203,708
Total	10,203,708
Address for Notices:
Madison Dearborn Capital Partners IV, L.P.
Attention: General Counsel
Three First National Plaza
Suite 4600
Chicago, IL 60602

SCHEDULE 2

Underwriters	Number of Shares of Stock
Barclays Capital Inc.	5,101,854
Morgan Stanley & Co. LLC.	5,101,854

Total	10,203,708

SCHEDULE 3
Issuer Free Writing Prospectus
None.

EXHIBIT A
Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1.	The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its organization. Each subsidiary identified on a schedule to the opinion (the “Scheduled Subsidiaries”) is validly existing as a corporation or other business organization, as applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Scheduled Subsidiaries is duly qualified and in good standing as a foreign corporation or other business organization, as applicable, in each jurisdiction listed on a schedule to the opinion. Each of the Company and the Scheduled Subsidiaries has all entity power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, in each case as described in the most recent Preliminary Prospectus and the Prospectus.
2.	All of the issued and outstanding capital stock or membership interests of each Scheduled Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, to our knowledge, except as listed on a schedule to the opinion, are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances or claims, except (A) as contemplated by the Credit Agreement, dated as of October 5, 2006, among the Company, Cinemark, Inc., CNMK Holding, Inc., Cinemark USA, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement, as amended by the First Amendment to Credit Agreement, dated as of March 14, 2007, as amended by the Second Amendment to Credit Agreement, dated as of January 29, 2010, and as amended by the Third Amendment to Credit Agreement, dated as of March 2, 2010 and (B) as described in each of the Pricing Disclosure Package and the Prospectus.
3.	The shares of Stock to be delivered by the Selling Stockholder to the Underwriters on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. Except as described in each of the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the shares of Stock pursuant to the Certificate of Incorporation or Bylaws of the Company or any of agreements listed in a schedule to this opinion letter (the “Reviewed Agreements”) or under the General Corporation Law of the State of Delaware.
4.	The execution, delivery and performance of the Underwriting Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.
5.	The execution, delivery and performance of the Underwriting Agreement by the Company do not, and the consummation of the transactions contemplated by the Underwriting Agreement does not, (A) result in a violation of any law, rule or regulation that is an Included Law (as defined below), except for such violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) result in a breach or default under any of the Reviewed Agreements, (C) result in a violation of any judgment, decree or order listed in a schedule to this opinion letter (the “Reviewed Orders”), or (D) result in a violation of the Certificate of Incorporation or Bylaws of the Company or any of the charter documents of the Scheduled Subsidiaries.

6.	No consent, approval, authorization, order, registration or filing of or with any court or governmental agency or body is required under any Included Law for the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except for (A) such as may be required under any foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters, as to which we express no opinion, (B) such as have been made or obtained under the Securities Act, (C) the clearance of the offering by FINRA, and (D) such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.
7.	The Registration Statement was declared effective under the Securities Act, as of May 6, 2009, the Prospectus was filed with the Commission pursuant to Rule 424(b) on November 8, 2011, and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to our knowledge, no proceedings for that purpose are pending or threatened by the Commission.
8.	To our knowledge, there are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.
9.	The statements in, or incorporated by reference in, each of the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Material United States Federal Income and Estate Tax Considerations to Non-U.S. Holders,” insofar as such statements constitute summaries of federal or state statutes, rules and regulations that constitute a part of the Included Laws that are described under such captions, legal conclusions with respect thereto or documents or proceedings referred to therein, constitute fair and accurate summaries thereof in all material respects.
10.	Except for the Registration Rights Agreement or as otherwise described in each of the Pricing Disclosure Package and the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
11.	The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
     Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus are of a wholly or partially non-legal character, except as and to the extent expressly set forth opinion paragraph 9 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

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     However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus (excluding the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus), we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.
     Based on our participation in such conferences and conversations, our review of the documents described in the preceding paragraph, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that: (a) each of the Registration Statement, as of the Effective Date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, except that we express no view as to the financial statements, financial schedules and other financial and statistical data contained therein or omitted therefrom; and (b) no information has come to our attention that causes us to believe that: (i) the Registration Statement, as of November 8, 2011, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of the Applicable Time (which you have informed us is a time prior to the time of the first sale of the Stock by any Underwriter), when considered together with the price to the public and underwriting discount, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (iii) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (b)(i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial and statistical data contained therein or omitted therefrom.
     The opinion letter of Akin, Gump, Strauss, Hauer & Feld, L.L.P. will be limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the General Corporation Law of the State of Delaware (the “Included Laws”). Such counsel may make such assumptions, qualification, exceptions and limitations as are standard in such opinions or otherwise reasonably acceptable to the Underwriters’ counsel.

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EXHIBIT B
Legal Opinion of Michael Cavalier General Counsel
1.	Each of the Company and its significant U.S. subsidiaries have been duly organized and are validly existing as corporations or other business organizations, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable, are duly qualified to do business and are in good standing as foreign corporations or other business organizations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, except where such would not reasonably be expected to have a Material Adverse Effect.
2.	To the best of my knowledge and other than as set forth in each of the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings (whether domestic or foreign) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
3.	To the best of my knowledge, there are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.
4.	The execution, delivery and performance of the Underwriting Agreement by the Company do not, and the consummation of the transactions contemplated by the Underwriting Agreement does not, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or bylaws of the Company or the charter or bylaws or any joint venture, partnership, limited liability company, shareholders’ or other agreement or organizational document of any of the Company’s subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation known to me of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the case of clauses (A) and (C), such conflicts, breaches or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.	No consent, approval, authorization, order, registration or filing of or with any court or governmental agency or body is required under any Included Law for the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except for (A) such as may be required under any foreign securities laws or state securities or Blue Sky laws in connection with the purchase and distribution of the Stock by the Underwriters, as to which I express no opinion, (B) such as have been made or obtained under the Securities Act, (C) the clearance of the offering by FINRA and (D) such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.
6.	Except for the Registration Rights Agreement or as otherwise described in each of the Pricing Disclosure Package and the Prospectus, to my knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
7.	To the best of my knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened or contemplated against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Pricing Disclosure Package and the Prospectus which has not been properly disclosed therein.
     Because the primary purpose of my professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus are of a wholly or partially non-legal character, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.
     However, in the course of acting as general counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, I have reviewed each such document and have participated in conferences and telephone conversations with other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Company’s outside counsel, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.
     Based on my participation in such conferences and conversations, my review of the documents described in the preceding paragraph, my understanding of the U.S. federal securities laws and the experience I have gained in my practice thereunder, I advise you that: (a) each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, except that I express no view as to the financial statements, financial schedules and other financial and statistical data contained therein or omitted therefrom; and (b) no information has come to my attention that causes me to believe that: (i) the Registration Statement, as of November 8, 2011, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of the Applicable Time (which you have informed me is a time prior to the time of the first sale of the Stock by any Underwriter), when considered together with the price to the public and underwriting discount, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (iii) the Prospectus, as of its date and as of the Closing

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Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (b)(i)-(iii) above, I do not express any view as to the financial statements, financial schedules and other financial and statistical data contained therein or omitted therefrom.
     The opinion letter of Michael Cavalier, Esq. will be limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the General Corporation Law of the State of Delaware (the “Included Laws”). Such counsel may make such assumptions, qualification, exceptions and limitations as are standard in such opinions or otherwise reasonably acceptable to the Underwriters’ counsel.

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EXHIBIT C
Legal Opinion of Kirkland & Ellis LLP
1.	Madison Dearborn Capital Partners IV, L.P. (the “Selling Stockholder”) has the power as a limited partnership, and all authorizations and approvals required by law and under the organizational documents of the Selling Stockholder, to perform its obligations under the Underwriting Agreement.
2.	The Selling Stockholder has duly authorized, executed and delivered the Underwriting Agreement.
3.	The execution and delivery of the Underwriting Agreement by the Selling Stockholder, and the performance of the Selling Stockholder’s obligations under the Underwriting Agreement, and the sale of the Stock to be sold by the Selling Stockholder in accordance with the provisions of the Underwriting Agreement will not (i) violate the organizational documents or by-laws of the Selling Stockholder, (ii) constitute a violation by the Selling Stockholder of any applicable provision of any law, statute or regulation of any governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder or (iii) breach, or result in a default under, any existing obligation of the Selling Stockholder under any material debt agreements and instruments of or binding on the Selling Stockholder, except, in the cases of clauses (ii) and (iii) above, for such violations, breaches or defaults which, individually or in the aggregate, would not materially adversely affect the Selling Stockholder’s ability to perform its obligations under the Underwriting Agreement.
4.	No consent, approval, waiver, authorization or order of any court or governmental agency or body is required for the transfer and sale of the Stock by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Stock and such consents, approvals, authorizations or orders (i) as may be required under state or foreign securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Stock by the Underwriters, (ii) as have been obtained or made and are in full force and effect or (iii) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or materially impede the ability of the Selling Stockholder to perform its obligations thereunder.
5.	Upon payment for the Stock to be sold by the Selling Stockholder to the Underwriters as provided in the Underwriting Agreement, the delivery of such Stock to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the records of DTC to security accounts in the names of such Underwriters (assuming neither DTC nor any such Underwriters have notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Stock), (A) under Section 8-501 of the UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Stock and (B) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against the Underwriters, it being understood that for purposes of this opinion, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Stock will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each

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case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and (z) appropriate entries to the securities account or accounts in the names of the Underwriters on the records of DTC will have been made pursuant to the UCC.

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